    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 1999

                                                  REGISTRATION NO. 333-87717
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                NETRATINGS, INC.

             (Exact name of Registrant as specified in its charter)

        DELAWARE                   7389                77-0461990
    (State or other          (Primary Standard      (I.R.S. Employer
    jurisdiction of             Industrial           Identification
    incorporation or        Classification Code           No.)
     organization)                number)

                         ------------------------------

                         830 HILLVIEW COURT, SUITE 225
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-0699
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                         ------------------------------

                                 DAVID J. TOTH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                NETRATINGS, INC.
                         830 HILLVIEW COURT, SUITE 225
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-0699

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

         DENNIS C. SULLIVAN, ESQ.                    RICHARD A. BOEHMER, ESQ.
        PAUL A. BLUMENSTEIN, ESQ.                    WALTER R. BURKLEY, ESQ.
          CHIRAG V. KARIA, ESQ.                       O'MELVENY & MYERS LLP
     GRAY CARY WARE & FREIDENRICH LLP                 400 SOUTH HOPE STREET
           400 HAMILTON AVENUE                  LOS ANGELES, CALIFORNIA 90071-2899
     PALO ALTO, CALIFORNIA 94301-1825                     (213) 430-6000
              (650) 833-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.
                           --------------------------

    If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ______

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ______

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    The purpose of this Amendment No. 1 is solely to file certain exhibits to the Registration Statement as set forth below in Item 16(a) of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market application fee.

Securities and Exchange Commission registration fee................  $  19,182
NASD filing fee....................................................      7,400
Nasdaq National Market application fee.............................
Blue sky qualification fees and expenses...........................
Printing and engraving expenses....................................
Legal fees and expenses............................................
Accounting fees and expenses.......................................
Transfer agent and registrar fees..................................
Miscellaneous expenses.............................................
                                                                     ---------
    Total..........................................................  $
                                                                     ---------
                                                                     ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant intends to enter into separate indemnification agreements (Exhibit 10.1) with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

    The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    (a) Since July 2, 1997, NetRatings has issued and sold the following unregistered securities:

        1. From inception through June 30, 1999, NetRatings issued options to purchase an aggregate of 1,182,100 shares of common stock under its 1998 Stock Plan, of which 57,000 have been exercised.

        2. In December 1998, NetRatings sold 1,900,000 shares of its Series A preferred stock to Hitachi, Ltd. at a purchase price of $0.18 per share, for an aggregate purchase price of $350,001.

        3. In July 1999 NetRatings, sold 1,477,151 shares of its Series B Preferred Stock to certain investors at a purchase price of $0.63 per share, for an aggregate purchase price of $935,037.

        4. In August 1999, NetRatings sold 6,413,751 shares of its Series C Preferred Stock to certain investors at purchase price of $3.12 per share, for an aggregate purchase price of $20,000,000.

        5. In September 1999, NetRatings sold 4,887,050 shares of its Series D Preferred Stock to certain investors at a purchase price of $3.14 per share, for an aggregate purchase price of $15,342,893.

    There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

    For additional information concerning these equity investment transactions, see the section entitled "Related Party Transactions" in the prospectus.

    The issuances described in Items 15(a)(2) through 15(a)(5) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. Certain issuances described in Item 15(a)(1) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) or Rule 701 promulgated thereunder as transactions pursuant to compensatory benefit plans and contracts relating to compensation. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about NetRatings or had access, through employment or other relationships, to such information.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS.

     1.1*  Form of Underwriting Agreement

    3.1**  Fourth Restated Certificate of Incorporation of Registrant

     3.2*  Form of Amended and Restated Certificate of Incorporation of Registrant to be filed prior to the effectiveness of this registration statement

     3.3*  Form of Amended and Restated Certificate of Incorporation of Registrant to be filed after the closing of the offering

    3.4**  Bylaws of Registrant

    4.1**  Second Restated Rights Agreement

    4.2**  Second Restated Stockholders Agreement

     4.3*  Specimen stock certificate

     5.1*  Opinion of Gray Cary Ware & Freidenrich LLP

    10.1   Form of Indemnification Agreement between Registrant and its directors and officers

   10.2**  1998 Stock Plan, including form of option agreement

    10.3*  1999 Employee Stock Purchase Plan

   10.4**  Form of Loan Agreement and Promissory Note between Registrant and certain directors and officers

   10.5**  Form of Series B Preferred Stock Warrant

   10.6**  Series B Preferred Stock Purchase Agreement dated as of November 15, 1998

   10.7**  Series C Preferred Stock Purchase Agreement dated as of August 5, 1999

   10.8**  Series D Preferred Stock Purchase Agreement dated as of September 22, 1999

    10.9   Operating Agreement between Registrant and Nielsen Media Research dated as of August
           15, 1999

    10.10  Common Stock Purchase Warrant issued to Nielsen Media Research, expiring December
           31, 2001

    10.11  Common Stock Purchase Warrant issued to Nielsen Media Research, expiring December
           31, 2004

    10.12  Common Stock Purchase Agreement between Registrant and ACNielsen eRatings.com, dated as of September 22, 1999

    10.13  Rights Agreement among Registrant, ACNielsen Corporation and ACNielsen eRatings.com,
           dated as of September 22, 1999

    10.14  Stockholders Agreement among Registrant, ACNielsen Corporation and ACNielsen
           eRatings.com, dated as of September 22, 1999

    10.15  Operating Agreement between Registrant and ACNielsen eRatings.com, dated as of
           September 22, 1999

    10.16  Software License Agreement between Registrant and Nielsen Media Research, dated as of August 15, 1999

    10.17  Panel Maintenance Agreement between Registrant and Nielsen Media Research, dated as of August 15, 1999

    10.18  Software License Agreement between Registrant and ACNielsen eRatings.com, dated as of September 22, 1999

   23.1**  Consent of Ernst & Young LLP, Independent Auditors

    23.2*  Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

   24.1**  Power of Attorney (included on signature page)

   27.1**  Financial Data Schedule

------------------------

*   To be filed by amendment.

**  Previously filed.

    (B)  FINANCIAL STATEMENT SCHEDULES.

    All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, State of California, on October 19, 1999

                                NETRATINGS INC.

                                By:              /s/ DAVID J. TOTH
                                     -----------------------------------------
                                                   David J. Toth
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President and Chief
      /s/ DAVID J. TOTH*          Executive Officer
------------------------------    (Principal Executive        October 19, 1999
        David J. Toth             Officer)

     /s/ DAVID A. NORMAN*       Chairman of the Board
------------------------------                                October 19, 1999
       David A. Norman

                                Vice President, Chief
      /s/ JACK R. LAZAR           Financial Officer and
------------------------------    Secretary (Principal        October 19, 1999
        Jack R. Lazar             Financial and Accounting
                                  Officer)

      /s/ JACK SERFASS*         Director
------------------------------                                October 19, 1999
         Jack Serfass

  /s/ JAMES J. GEDDES, JR.*     Director
------------------------------                                October 19, 1999
     James J. Geddes, Jr.

    /s/ DAVID H. HARKNESS*      Director
------------------------------                                October 19, 1999
      David H. Harkness

   /s/ MICHAEL P. CONNORS*      Director
------------------------------                                October 19, 1999
      Michael P. Connors

*By:      /s/ JACK R. LAZAR
      -------------------------
            Jack R. Lazar

                                 EXHIBIT INDEX

     1.1*  Form of Underwriting Agreement

    3.1**  Fourth Restated Certificate of Incorporation of Registrant

     3.2*  Form of Amended and Restated Certificate of Incorporation of Registrant to be filed prior to the effectiveness of this registration statement

     3.3*  Form of Amended and Restated Certificate of Incorporation of Registrant to be filed after the closing of the offering

    3.4**  Bylaws of Registrant

    4.1**  Second Restated Rights Agreement

    4.2**  Second Restated Stockholders Agreement

     4.3*  Specimen stock certificate

     5.1*  Opinion of Gray Cary Ware & Freidenrich LLP

    10.1   Form of Indemnification Agreement between Registrant and its directors and officers

   10.2**  1998 Stock Plan, including form of option agreement

    10.3*  1999 Employee Stock Purchase Plan

   10.4**  Form of Loan Agreement and Promissory Note between Registrant and certain directors and officers

   10.5**  Form of Series B Preferred Stock Warrant

   10.6**  Series B Preferred Stock Purchase Agreement dated as of November 15, 1998

   10.7**  Series C Preferred Stock Purchase Agreement dated as of August 5, 1999

   10.8**  Series D Preferred Stock Purchase Agreement dated as of September 22, 1999

    10.9   Operating Agreement between Registrant and Nielsen Media Research dated as of August
           15, 1999

    10.10  Common Stock Purchase Warrant issued to Nielsen Media Research, expiring December
           31, 2001

    10.11  Common Stock Purchase Warrant issued to Nielsen Media Research, expiring December
           31, 2004

    10.12  Common Stock Purchase Agreement between Registrant and ACNielsen eRatings.com, dated as of September 22, 1999

    10.13  Rights Agreement among Registrant, ACNielsen Corporation and ACNielsen eRatings.com,
           dated as of September 22, 1999

    10.14  Stockholders Agreement among Registrant, ACNielsen Corporation and ACNielsen
           eRatings.com, dated as of September 22, 1999

    10.15  Operating Agreement between Registrant and ACNielsen eRatings.com, dated as of
           September 22, 1999

    10.16  Software License Agreement between Registrant and Nielsen Media Research, dated as of August 15, 1999

    10.17  Panel Maintenance Agreement between Registrant and Nielsen Media Research, dated as of August 15, 1999

    10.18  Software License Agreement between Registrant and ACNielsen eRatings.com, dated as of September 22, 1999

   23.1**  Consent of Ernst & Young LLP, Independent Auditors

    23.2*  Consent of Gray Cary Ware & Freidenrich LLP (included in Exhibit 5.1)

   24.1**  Power of Attorney (included on signature page)

   27.1**  Financial Data Schedule

------------------------

*   To be filed by amendment.

**  Previously filed.